Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS OF

WIRELESS TELECOM GROUP, INC.

(A New Jersey Corporation)

(as amended and restated as of January 31, 2008)

ARTICLE I

OFFICES

     1. Registered Office and Agent. The registered office of the Corporation in the State of New Jersey is at 25 Eastmans Road, Parsippany, New Jersey, 07054. The registered agent of the Corporation at such office is Karabet Simonyan.

     2. Principal Place of Business. The principal place of business of the Corporation is 25 Eastmans Road, Parsippany, New Jersey, 07054.

     3. Other Places of Business. Branch or subordinate places of business or offices may be established at any time by the Board at any place or places where the Corporation is qualified to do business.

ARTICLE II

SHAREHOLDERS

     1. Annual Meeting. The annual meeting of shareholders shall be held upon not less than ten (10) nor more than sixty (60) days’ written notice of the time, place and purposes of the meeting at 10 o’clock a.m. on the 15th day of the month of May of each year or at such other time and place as shall be specified in the notice of meeting, in order to elect directors and transact such other business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

     2. Special Meetings. A special meeting of shareholders may be called for any purpose by the president or the Board. A special meeting shall be held upon not less than ten (10) nor more than sixty (60) days’ written notice of the time, place and purposes of the meeting.

     3. Action Without Meeting. The shareholders may act without a meeting if, prior or subsequent to such action, each shareholder who would have been entitled to vote upon such action shall consent in writing to such action. Such written consent or consents shall be filed in the minute book. However, owners of non-voting shares must either consent or be notified in accordance with New Jersey Business Corporation Act 14A:5-6 in the case of mergers, consolidations or sales of substantially all assets.

     4. Quorum. The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes shall constitute a quorum.

ARTICLE III

BOARD OF DIRECTORS

     1. Number and Term of Office. The Board shall consist of up to nine (9) members. Each director shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until that director’s successor shall have been elected and qualified.

     2. Regular Meetings. A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders’ meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

     3. Special Meetings. A special meeting of the Board may be called at any time by the president or by two directors for any purpose. Such meeting shall be held upon five (5) days’ notice if given orally (either by telephone or in person), or by email or facsimile transmission, or by ten (10) days’ notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of the meeting.

     4. Action Without Meeting. The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the minute book.

     5. Quorum. A majority of the entire Board shall constitute a quorum for the transaction of business.

     6. Vacancies in the Board of Directors. Any vacancy in the Board, other than a vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.

ARTICLE IV

WAIVERS OF NOTICE

     Any notice required by these by-laws, by the certificate of incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or shareholders attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

ARTICLE V

OFFICERS

     1. Election. At its regular meeting following the annual meeting of shareholders, the Board shall elect a president, a treasurer, a secretary, and it may elect such other officers, including one or more vice presidents, as it shall deem necessary, and may elect assistants thereto and senior and executive vice presidents. One person may hold two or more offices.

     2. Duties and Authority of President. The president shall be chief executive officer of the Corporation. Subject only to the authority of the Board, he shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the president. The president may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation.

     3. Duties and Authority of Vice President. The vice president shall perform such duties and have such authority as from time to time may be delegated to him by the president or by the Board. In the absence of the president or in the event of his death, inability, or refusal to act, the vice president shall perform the duties and be vested with the authority of the president.

     4. Duties and Authority of Treasurer. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The treasurer shall perform such other duties and possess such other powers as are incident to the office or as shall be assigned by the president or the Board.

     5. Duties and Authority of Secretary. The secretary shall cause notices of all meetings to be served as prescribed in these by-laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board. The secretary shall have charge of the seal of the Corporation. The secretary shall perform such other duties and possess such other powers as are incident to that office or are as assigned by the president or the Board.

     6. Duties and Authority of Assistant and Other Officers. Assistants to any of the officers named above, if appointed, shall perform such duties as shall be assigned by such officer to whom he or she has been named an assistant. The duties and authority of senior and executive vice presidents shall be determined by the Board.

ARTICLE VI

SHARES, ETC.

     1. Shares of Stock. Shares of capital stock of the Corporation may be certificated or uncertificated, as provided under the New Jersey Business Corporation Act. Each holder of shares of stock of the Corporation shall be entitled to have a certificate, upon request, in such form as shall be approved by the Board, certifying the number of shares of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or is registered by a registrar other than the Corporation or one if its employees, the signature of the officers of the Corporation upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

     2. Books of Account and Record of Shareholders. The books and records of the Corporation may be kept at such places within or without the State of incorporation as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

     3. Transfer of Shares. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these by-laws. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation, and in the case of certificated shares of stock, only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of shareholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such shareholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interesting any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

     4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these by-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

     5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing the shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen, or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of incorporation.

     6. Fixing of Record Date. In order that the Corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII

AMENDMENTS TO AND EFFECT OF BY-LAWS; FISCAL YEAR

     1. Force and Effect of By-laws. These by-laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation’s certificate of incorporation, as it may be amended from time to time. If any provision in these by-laws is inconsistent with a provision in that Act or the certificate of incorporation, the provision of that Act or the certificate of incorporation shall govern.

     2. Amendments to By-laws. These by-laws may be altered, amended or repealed by the shareholders or the Board. Any by-law adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such by-law expressly reserves to the shareholders the right to amend or repeal it.

     3. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year.